Exhibit 99.1

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SEPTEMBER 01, 2016 / 09:00PM GMT, SWHC - Q1 2017 Smith & Wesson Holding Corp Earnings Call

CORPORATE PARTICIPANTS

Liz Sharp Smith & Wesson Holding Corporation - VP of IR

James Debney Smith & Wesson Holding Corporation - President & CEO

Jeff Buchanan Smith & Wesson Holding Corporation - CFO

CONFERENCE CALL PARTICIPANTS

Cai von Rumohr Cowen and Company - Analyst

Scott Stember CL King & Associates - Analyst

Ronald Bookbinder Coker and Palmer Investment Securities, Inc. - Analyst

Chris Krueger Lake Street Capital - Analyst

Steve Dyer Craig-Hallum Capital Group - Analyst

PRESENTATION

Operator

Welcome to the Smith & Wesson Holding Corporation first-quarter 2017 earnings conference call.

(Operator Instructions)

As a reminder, this conference is being recorded.

I would now like to turn the call over to Ms. Liz Sharp, Vice President of Investor Relations. Ma’am, you may begin.

Liz Sharp - Smith & Wesson Holding Corporation - VP of IR

Thank you and good afternoon.

Our comments today may contain predictions, estimates, and other forward-looking statements. Our use of words like anticipate, project, estimate, expect, intend, believe, and other similar expressions is intended to identify those forward-looking statements. Forward-looking statements also includes statements regarding revenue, earnings per share, non-GAAP earnings per share, fully diluted share count, and tax rate for future periods; our product development, focus, objectives, strategies, and visions; our strategic evolution and organizational development; our market share and market demand for our product; market and inventory conditions related to our products and in our industry in general, and growth opportunities and trends.

Our forward-looking statements represent our current judgment about the future and they are subject to various risks and uncertainties. Risk factors and other considerations that could cause our actual results to be materially different are described in our securities filings, including our forms 8-K, 10-K, and 10-Q. You can find those documents as well as a replay of this call on our website, at smith-wesson.com.

Today’s call contains time-sensitive information that is accurate only as of this time, and we assume no obligation to update any forward-looking statements contained herein. Our actual results could differ materially from our statements today.

I have a few important items to note with regard to our comments on today’s call. First, we reference certain non-GAAP financial measures. The reconciliations of GAAP financial measures to non-GAAP financial measures, whether or not they are discussed on today’s call, can be found in today’s 8-K filing as well as today’s earnings press release, which are posted to our website, or will be discussed on this call.

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SEPTEMBER 01, 2016 / 09:00PM GMT, SWHC - Q1 2017 Smith & Wesson Holding Corp Earnings Call

Also, when we reference EPS, we are always referencing diluted EPS. For detailed information on our results, please refer to our 10-Q for the quarter ended July 31, 2016, and with that, I will turn the call over to James Debney, President and CEO of Smith & Wesson.

James Debney - Smith & Wesson Holding Corporation - President & CEO

Thank you, Liz.

Good afternoon and thanks everyone for joining us. With me on today’s call is Jeff Buchanan, our Chief Financial Officer. Later in the call, Jeff will provide a recap of our financial performance, as well as our guidance for the second quarter and full FY17. We are very pleased with our first quarter results; in addition to delivering strong financial performance, we made significant progress toward achieving our vision, which is to become a leader in the large and growing markets for shooting, hunting & rugged outdoor enthusiasts.

We did this with two acquisitions that fit perfectly into that strategy. As a result of those acquisitions and our expanding presence in the market for rugged outdoor products, we have made a decision to organize our Company into two reporting segments: a Firearms segment, which includes the Firearms division, and the manufacturing services division.

And our Outdoor Products & Accessories segment, which includes the Accessories division and our new Electro-Optics Division. With this structure in place, and with talented management in all divisions, we are well-positioned to explore new opportunities, both organic and inorganic in the shooting, hunting and rugged outdoor markets.

Now let me tell you about these latest acquisitions. First, we announced that we would acquire the assets of Taylor Brands, a long-standing licensee of ours that produced and sold Smith & Wesson and M&P branded knives and owner of many of our highly regarded legacy knife brands, including Schrade, Uncle Henry, Old Timer and Imperial.

This business will tuck into our Accessories Division and will provide us with the opportunity to deliver future organic growth. As of the date of acquisition, Taylor Brand’s trailing 12-month revenue was approximately $41 million.

Second, we announced that we would acquire Crimson Trace, the undisputed leader in laser sighting and tactical lighting systems. The company was founded 22 years ago and has generated a 10-year compound annual growth rate in revenue of more than 10%. Crimson Trace has long been a key supplier to our Company and is highly regarded for creating and delivering an award-winning line of firearm accessory products.

With its robust new product development capability and its market leadership position, Crimson Trace will serve as an ideal platform for our new Electro-Optics Division, providing a solid framework for growth. Although Crimson Trace has been narrowly focused on the laser sighting market, its management team now views the electro-optics market in its entirety.

This is a broad and sizable category that includes products such as various sights, aiming and ranging devices, magnifiers and scope for a variety of applications. Therefore, we believe that this division will have ample expansion opportunities, both organically and inorganically. For reference, Crimson Trace’s trailing 12-month revenue is $44.7 million, including $10.8 million in sales to our Firearms division.

As we report on these important acquisitions, which will provide growth and diversification to our business in the future, we also recognize that the Firearms division generated the vast majority of our revenue in Q1. With that said, let me provide some operational and financial details from the quarter.

Total Company revenue exceeded the high-end of our guidance range. Higher revenue in our Firearms division was driven by strong orders for our handguns and long guns. The Manufacturing Service Division headed production capacity in the quarter, and continues to leverage our flexible manufacturing model, helping us capture incremental sales and market share in the Firearms division.

Importantly, the Manufacturing Services Division also established a sales function that will support outside sales to our B2B customers. Our Accessories Division revenue declined slightly, but gross margins improved significantly to 47.3% from 42.3% last year. This improvement is the result of good work by our Accessories team to improve the profitability of the Thompson/Center Accessories business; that was transitioned to them last year.

Distributor inventory of our Firearms increased as planned by 64,000 units to a total of about 155,000 units at the end of Q1. The sequential rise from Q4 reflects the seasonal distributor inventory increase, but usually occurs each year in preparation for the upcoming fall hunting and the busy holiday shopping season.

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SEPTEMBER 01, 2016 / 09:00PM GMT, SWHC - Q1 2017 Smith & Wesson Holding Corp Earnings Call

Even with that increase, our distributor inventory is lower than last year’s level of 177,000 units. At the close of Q1, our weeks of sales in the channel remained below our eight-week threshold. It is also worth noting that distributor inventory unit increase was flat year-over-year at approximately 65,000 units.

So it appears there was no concerning build-up of Firearms inventory in the channel as we approach the busiest retail period of the year. Adjusted net background checks during our fiscal quarter grew 19.9 — sorry, 19.2% year over year, reflecting increased consumer demand for our Firearms, while our units shipped into the consumer channel for the same period were up 52.8%, indicating that we gained market share.

In handguns, which make up about 80% of our total annual Firearms units shipped, NICS checks increased 15.2%, while our units shipped into the consumer channel grew by 42%. And long guns, which make up about 20% of our total annual Firearms shipped, NICS checks increased 24.1%, while our units shipped into the consumer channel grew by 118.8%.

That is a large increase, but please note that it is from a much lower base than handguns. We maintained our focus on product innovation in Q1. In Firearms, we announced that our market-leading M&P SHIELDS pistol as a new member of the family. The SHIELD is now available in .45 auto. In Accessories, we introduced a Caldwell Ballistic Precision G2 Chronograph, Duramax Self-Healing Targets, Wheeler Armorer Handgun Sight Tool, and several new boy-man swords.

These are busy and exciting times for our Company. We now stand at four divisions, operating in two high-growth segments with multiple opportunities for organic growth, ample resources and a robust pipeline of potential acquisition targets. We look forward to delivering further progress on achieving our vision for the future.

With that, I will ask Jeff to provide more detail on our first quarter financial results and provide our updated guidance.

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

Thanks, James. Revenue for the quarter was $207 million, which was up 40.1% from the prior year. Revenue from our Firearms segment was $192.4 million, an increase of 47.7% over the prior year. Revenue from our Outdoor Products & Accessories segment was $14.6 million, down 16.9% from the prior year.

The $62 million increase in Firearms revenue was driven by strong mixed results and market share gains. The — a $3 million decrease in Outdoor Products & Accessories occurred primarily for two reasons. First, the net pricing on many Thompson/Center Accessories was raised as part of an internal initiative to improve the profitability of those items. That initiative resulted in reduced sales of TCA Accessories, but improved gross margin in the segment, rising by 5 percentage points to 47.3%.

Second, we believe the sales were negatively impacted by inventory reduction initiatives and order timing at three key retail accounts. Despite the impact, however, out of the door consumer sales of our products by those retailers actually increased in Q1 versus a year ago, so we expect that the destocking activity will subside in Q2.

Total Company gross margin for the quarter was 42.3% compared to 39.8% in the prior-year. Firearms gross margins were 41.9%, and as I just noted, Outdoor Products gross margins were 47.3%. The total Company gross margin increase of 250 basis points was driven by increased production volumes and inventory adjustments in the Firearms segment, as well as the previously noted higher margins in the Outdoor Products and Accessories segment. These positive factors more than offset increased manufacturing spending and promotional costs.

Operating expenses in the quarter were $35 million, or 16.9% of revenue, compared to $29.1 million, or 19.7% of revenue in the prior year. First quarter operating expenses included cost related to the acquisition of Taylor Brands and Crimson Trace.

On a non-GAAP basis, which excludes the amortization of the one-time acquisition-related costs, operating expenses were $31.1 million, or 15.1% of revenue compared to $28.7 million, or 19.4% of revenue in the prior year. The operating margin was 25.4%, for the first quarter, compared to 20.2% in the prior year. On a non-GAAP basis, the operating margin was 27.3% in Q1 compared to 20.5% in the prior year.

Our EPS for Q1 came in at $0.57, more than double the $0.26 earned in the prior year. Our non-GAAP EPS was $0.62, as compared with compared with $0.32 last year. Adjusted EBITDAS in Q1 was $65.8 million, or a 31.8% EBITDAS margin compared to $38.9 million, a 26.3% margin in the prior year.

So turning to the balance sheet, operating cash flow was a positive $38.1 million despite the fact that we build up our internal inventories by nearly $10 million for the fall hunting and retail seasons. CapEx spending during the quarter was $15.8 million. We expect to spend approximately $50 million this fiscal year on CapEx, primarily related to further enhancements to manufacturing capacity and flexibility, tooling for several important new product offerings and various IT projects.

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SEPTEMBER 01, 2016 / 09:00PM GMT, SWHC - Q1 2017 Smith & Wesson Holding Corp Earnings Call

At the end of Q1, our cash balance was $215 million. We had no borrowings on our $175 million line of credit, and our outstanding long-term debt was approximately $174 million. It should be noted that after the end of the first quarter, we closed on our two recent acquisitions, which utilized a total of $180 million of cash.

Now turning to our guidance, please note that this increased guidance takes into account our recent acquisitions but does not take into account any other acquisitions that we may closed during the remainder of the fiscal year. For the full year, we expect net sales of between $900 million and $920 million.

Using the guidance and midpoints from this quarter and last quarter, let me give you an approximate walk against the prior guidance to help clarify the $160 million revenue increase in guidance. First, a $12 million of the increase is due to our revenue beat in the current quarter. Next, $92 million of the increase is due to projected organic revenue growth. And lastly, $56 million of the increase is incremental, relating to the acquisition of Taylor Brands and Crimson Trace.

And taking into account that about 25% of the Crimson Trace revenue will come from sales to our Firearms Division and therefore, will be eliminated in the consolidated results. For the second quarter, we expect net sales of between $220 million and $230 million. This includes approximately $19 million in incremental sales relating to the two recent acquisitions.

For the full year, we expect GAAP EPS to be between $2.09 and $2.19. And non-GAAP EPS to be between $2.38 and $2.48. For the second quarter, we expect GAAP EPS to be between $0.44 and $0.48, and non-GAAP EPS to be between $0.53 and $0.57.

In both our second quarter and full-year numbers, our non-GAAP EPS excludes amortization and costs related to our acquisitions. All these estimates are based on our current fully diluted share count of 57.1 million shares and an expected tax rate of 36%.

Now back to James.

James Debney - Smith & Wesson Holding Corporation - President & CEO

Thank you, Jeff. With that, operator, please open up the call for questions from our analysts.

QUESTION AND ANSWER

Operator

(Operator Instructions)

Cai von Rumohr of Cowen and Company.

Cai von Rumohr - Cowen and Company - Analyst

Yes, thank you very much and congratulations. Good quarter.

James Debney - Smith & Wesson Holding Corporation - President & CEO

Thank you, Cai.

Cai von Rumohr - Cowen and Company - Analyst

Can you give us some help in terms of understanding the Crimson Trace sales that go to the Firearms division? What kind of incremental profitability because those will now be reported in the Firearms division; is that correct?

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

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SEPTEMBER 01, 2016 / 09:00PM GMT, SWHC - Q1 2017 Smith & Wesson Holding Corp Earnings Call

Well, yes, actually, the sales will be eliminated, but obviously, the Company will see the — like to benefit. Just on a general basis, we noted that in the trailing 12 months, the sales to Smith & Wesson were about 25% of their revenue.

They have a very strong gross margin. It’s higher than our Accessories businesses, so that is — I think you can use that to calculate the benefit.

Cai von Rumohr - Cowen and Company - Analyst

Is that benefit going to show up in the Firearms business because that’s a cost that won’t be there or will it show up — I assume it will show up in the Firearms business, because obviously you’re taking the sales — the sales are eliminated.

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

Well, actually, it will show up in the Outdoor products division. Because you will just eliminate the revenue line so it will basically like the — like reflected over there.

Cai von Rumohr - Cowen and Company - Analyst

Terrific. Can you give us maybe some relative guidance on the gross margins of both of the two acquisitions and how much incremental D&A excluding amortization might come as a result?

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

Actually, we don’t want to start to get into the details every acquisition. We’d rather talk about, like the segments, but we don’t also give guidance about the segments. I think the best thing we can say is that the Outdoor Products & Accessories segment, we will continue to have margins in the range that they’ve had them in the past.

That these companies that we are buying are like any other accessories business and generally have a gross margins in the 40%s and in the low 50%s.

Cai von Rumohr - Cowen and Company - Analyst

Terrific. Last one, can you update on the military gun contract competition?

James Debney - Smith & Wesson Holding Corporation - President & CEO

Cai, sadly, there really isn’t anything for us to update on. So nothing official has been communicated to us.

Cai von Rumohr - Cowen and Company - Analyst

Your expectation in terms of a decision?

James Debney - Smith & Wesson Holding Corporation - President & CEO

I’d say holding pretty much to the same timeline that we’ve always stated which is early in the next calendar year.

Cai von Rumohr - Cowen and Company - Analyst

Thank you very much. Thanks so much.

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SEPTEMBER 01, 2016 / 09:00PM GMT, SWHC - Q1 2017 Smith & Wesson Holding Corp Earnings Call

Operator

Scott Stember of CL King.

Scott Stember - CL King & Associates - Analyst

For me as well, great quarter, guys.

James Debney - Smith & Wesson Holding Corporation - President & CEO

Thanks, Scott.

Scott Stember - CL King & Associates - Analyst

Can you maybe talk about within your guidance, obviously, business is very good right now. But we’ve seen in the past how volatile the market could be with these surges and pullbacks, but within your guidance, what kind of NICS growth are you looking at for the full year? In general, what are your expectations, behind and underlying everything?

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

Well, just as a starting point, our guidance is more based on discussions on our customers and order flow than our belief about NICS. It’s, I would say, it’s fairly hard to project what NICS is going to do. Our guidance also is not — it doesn’t assume any particular victor in the presidential election. We really just focus on our market share gains, our orders, our production capacity, like, our new products, for example. We have several new products upcoming. Just basically a take all that in to account, without — I would say NICS is a small part of the — of our information gathering. James —

James Debney - Smith & Wesson Holding Corporation - President & CEO

We have a — as I’ve said before, a very robust and solid operations planning process. We’re spending a lot of time on this. Now with backbones of solid foundation for the guidance that Jeff went through, so it’s a right analytical process. There’s no doubt NICS in Q1, they were strong. There’s been a lot of commentary on that.

But they are nowhere near sight levels that we have experienced historically, and again, just to reiterate, we’re not expecting that. We don’t plan for that. That’s completely out of our control. We focus on things that are in our control. We are running the business as normal.

Normal level of promotional activity in the summer, for example, where certain competitors are back to life on that, trying to expand their gross margins. We think it’s important to have continuity there. So our promotional activity is the same. We look forward to next calendar year, January, February, March, as we enter the show season, and expanded around SHOT Shows.

We have a lot of wholesaler shows going on, where they invite the independent dealers, and for them to take orders, so we’ll be ready for that, as we always are. You’ve heard me talk about the promotional activity that we generally perform there. So that’s it. It’s really business as usual, Scott.

Scott Stember - CL King & Associates - Analyst

Got it. Fair enough. As far as capacity goes, still obviously no plans to add any additional footprint still. Just leaning out additional capacity whether it be through just the reorganization of the facility or more flexible machinery? Same story?

James Debney - Smith & Wesson Holding Corporation - President & CEO

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SEPTEMBER 01, 2016 / 09:00PM GMT, SWHC - Q1 2017 Smith & Wesson Holding Corp Earnings Call

Yes, as we’ve always said, and the focus has always been to grow within the four walls that we have. We don’t even need to have a footprint. Remember, we are extremely flexible both vertically in terms of the level of capacity that we have and horizontally between product categories. That’s very important to us; it’s been one of the secrets of our success.

So we can be extremely responsive to whatever market conditions that we face. So we continue to enhance that. Level of flexibility and it continues to serve us well, as you’ve just seen in our Q1 results.

Scott Stember - CL King & Associates - Analyst

Got it. And just last question, going back to the Accessories, there are been some chatter in the industry of some weakness, general weakness at retail. I guess, share of wallet, more people buying actual Firearms versus some of the Accessories related to it.

Was any of the weakness that you saw in the quarter maybe tied to that? Or was it strictly just the two or three items that you laid out?

James Debney - Smith & Wesson Holding Corporation - President & CEO

I mean, I’d have to say there are a few factors that we think are at play when it comes to the decline that we saw in our Accessories business. Certainly, there are a couple of major customers that had initiatives to reduce inventory. That, no doubt, impacted us ; not just a question of timing.

So our belief is that most of that is contained to our first quarter results so going forward, as we get into our busy retail season, we are well-positioned. Certainly, don’t think it’s the long-term trend even if it does go a little bit into Q2. Second, remember we transitioned poorly performing Thompson/Center Accessories business from the Firearms Division to the Accessories Division and have the Accessories team with sorting that out.

They have made great strides there. They have had to take some price increases, eliminate some discounting and some promotional programs. And that obviously, had a dampening effect on sales. But we really do see the impact in the expansion of gross margins there, so we are very pleased with that results and going forward, we have reached that part of our business.

And we have high hopes for that. And then lastly, to your point, there’s probably been some impact the shift in consumer spending, perhaps over to more Firearms, more expensive Firearms. Difficult to understand, really hard to quantify, but there is no doubt it seems to be apparent.

We have plans in place as we approach that busy buying season coming up. It’s almost upon us now to really capitalize on that going forward.

Scott Stember - CL King & Associates - Analyst

Okay, just if I could just slip one more in real quick, just on the long gun segment, doubling sales there. Maybe just talk about the performance of Thompson/Center versus the Modern Sporting Rifles.

James Debney - Smith & Wesson Holding Corporation - President & CEO

I think you can be absolutely clear, the largest, not practically all our — the increase there has been Modern Sporting Rifles, okay? We are launching right now key long guns (inaudible) in the future; we actually launched it earlier in the year, I should say rather than launching, we are starting to ship it, which is the Compass Bolt-Action Rifle.

We are definitely changing our mix of long-gun revenue guidance forward. But Modern Sporting Rifles definitely in Q1 was extremely strong. Our focus going forward is obviously on the hunting market, and we are pretty weak or nonexistent when it comes to long guns for hunting.

Hence, the big push for the Compass, the Bolt-Action Rifle, which is fairly an truly an excellent rifle tremendous value for the consumer. It’s a price point where it should generate tremendous volume, unit volume and revenue for the Company so we’re very excited about that. We’re also coming upon hunting season and that’s why you’ll hear us talk more about that when we report the second quarter results.

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SEPTEMBER 01, 2016 / 09:00PM GMT, SWHC - Q1 2017 Smith & Wesson Holding Corp Earnings Call

Scott Stember - CL King & Associates - Analyst

Got you. Thanks again for taking my questions.

James Debney - Smith & Wesson Holding Corporation - President & CEO

Thanks, Scott.

Operator

(Operator Instructions)

Ronald Bookbinder from Coker and Palmer.

Ronald Bookbinder - Coker and Palmer Investment Securities, Inc. - Analyst

Good afternoon and congratulations on a good quarter and nice acquisitions.

James Debney - Smith & Wesson Holding Corporation - President & CEO

Thank you, Ron.

Ronald Bookbinder - Coker and Palmer Investment Securities, Inc. - Analyst

You gave us nice color on the increase in revenue guidance for the year, but could you give us some color on the EPS guidance, the increase there as to what is coming from acquisitions and what is from the legacy business?

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

We don’t really get into that level of details. We didn’t give guidance on the breakdown. We did give guidance, we gave you the EBITDA, the trailing 12-months EBITDA percentages that are based on the multiples. So EBITDA for those businesses is close to operating income so you could probably back into some numbers there if you wanted?

Ronald Bookbinder - Coker and Palmer Investment Securities, Inc. - Analyst

Okay. And would you happen to have the days of production for each quarter last year and what it will be for this year?

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

Yes, I do. So for this year, the days, and I will just — for the first — for Q1, it was 58; for Q2, it will be 60; for Q3, it will be 58; and Q4, it will be 62. And then the prior year, it was 59, 59, 56, and 65. So a little more evened out this year.

Ronald Bookbinder - Coker and Palmer Investment Securities, Inc. - Analyst

Okay. And given your flexible manufacturing, what sort of increase do you think you can get to with the facilities you have and their operating partners year over year?

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SEPTEMBER 01, 2016 / 09:00PM GMT, SWHC - Q1 2017 Smith & Wesson Holding Corp Earnings Call

James Debney - Smith & Wesson Holding Corporation - President & CEO

Yes, Ron, certainly, that is something we really wouldn’t discuss publicly.

Ronald Bookbinder - Coker and Palmer Investment Securities, Inc. - Analyst

Okay.

James Debney - Smith & Wesson Holding Corporation - President & CEO

As I said before, with the outsourcing strategy and to be clear to everybody who is new to the story, the whole story is about component manufacturing. Our component has historically been made in-house, so as long as we can go and find people with very similar C&C technology or plastic injection, molding technology, we can loan them the software, or we obviously bring them on and qualify them, we are limited by as many people as we can find. So that’s the beauty of that outsourcing strategy and we continue to leverage that as a component of our overall flexible manufacturing model.

Ronald Bookbinder - Coker and Palmer Investment Securities, Inc. - Analyst

Okay. And it seemed like the units shipped increased by a greater percentage than the revenue, for whether it’s handguns or long guns. Is there a ship to lower-priced products or how does that work out?

James Debney - Smith & Wesson Holding Corporation - President & CEO

Well, you just have to look at the mix of products that we generally talk about and have been very successful and most in demand, think about the M&P SHIELD family, the BODYGUARD 380, both laser and non-laser. The M&P 15 SPORT, too, all of those plus (inaudible) PISTOL, which I should mention as well. All of those are great value for the consumer, therefore, very attractively priced as well. So there’s no doubt that’s probably responsible for that math you’re seeing there.

Ronald Bookbinder - Coker and Palmer Investment Securities, Inc. - Analyst

Okay.

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

I was just going to say, the ASP as compared to a year ago are nearly identical. So there’s really not — there is probably not a lot from promotional activity may account for like those differences because you give the promotional activity is usually done — often done with free goods, and so like the free goods are reflected in the units but obviously not in the revenue.

Ronald Bookbinder - Coker and Palmer Investment Securities, Inc. - Analyst

Okay. And just lastly on the military handgun competition, would you brand — if you win, and obviously most of us think that you have an excellent chance at that, would you brand that Smith & Wesson or would you brand it M&P? And how would you think about the halo effect of that benefiting the brand like M&P?

James Debney - Smith & Wesson Holding Corporation - President & CEO

Firstly, on the branding, it would stay exactly as this for a M&P pistol. M&P is the brand but it’s also endorsed by the iconic Smith & Wesson brand. That’s been important to us over the years as that product has evolved. And then sorry, Ron, your second part?

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SEPTEMBER 01, 2016 / 09:00PM GMT, SWHC - Q1 2017 Smith & Wesson Holding Corp Earnings Call

Ronald Bookbinder - Coker and Palmer Investment Securities, Inc. - Analyst

It was just the halo effect. (multiple speakers) The Smith & Wesson is such an iconic brand, and M&P, while it’s been around for a good while now, it is still really growing. And getting the endorsement from US military, you would think it would have a halo effect and even grow it stronger than it did.

James Debney - Smith & Wesson Holding Corporation - President & CEO

Absolutely. The professional community is extremely important to us, as I’ve said before. It holds us to a much higher standard than if we were just, say, a consumer product business. There’s obviously a lot more rigorous testing that goes into serving a law enforcement agency, military and so on. As you know, we do that on a global basis. Then we can intend to continue doing that.

In terms of the halo, we think about the halo back from the professional community into the consumer community. It certainly gives your product a lot of credibility if it is used, adopted and well-regarded by that professional community because the consumer does pay attention to that.

Ronald Bookbinder - Coker and Palmer Investment Securities, Inc. - Analyst

Okay, thank you. And good luck in Q2.

James Debney - Smith & Wesson Holding Corporation - President & CEO

Thank you, Ron.

Operator

Chris Krueger of Lake Street Capital Markets.

Chris Krueger - Lake Street Capital - Analyst

Hi, good afternoon. Nice quarter.

James Debney - Smith & Wesson Holding Corporation - President & CEO

Thanks Chris.

Chris Krueger - Lake Street Capital - Analyst

Just looking ahead four months to SHOT Show, on the Firearms side, you look to that to be a typical year as far as number of new product introductions and things like that and then on the accessories side, I know you had a multitude of new introductions last year. Is that going to grow this year?

James Debney - Smith & Wesson Holding Corporation - President & CEO

Our objective is to obviously continue with a very robust and strong level of new product launches. That’s key to future revenues and the financial health of the Company. And it’s also absolutely key to market share objectives as well. So you will see new products, some major launches at SHOT Show for sure.

Chris Krueger - Lake Street Capital - Analyst

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SEPTEMBER 01, 2016 / 09:00PM GMT, SWHC - Q1 2017 Smith & Wesson Holding Corp Earnings Call

Okay. Then my only other question is on the professional segment, I know it’s only 8% of sales but it look like it drove out 25% in the quarter. Was there anything in particular driving that growth? Any new contracts? And are there any interesting — I don’t know if you have RFPs for that business? Anything potential in the pipeline?

James Debney - Smith & Wesson Holding Corporation - President & CEO

Nothing really that we can discuss. What I will say about the business, as you think about it, sequentially from quarter to quarter, we both said it can be choppy. And it’s just the timing of awards. There were certain agencies and shipments and so on. And that will always be the case with the professional community for sure.

Chris Krueger - Lake Street Capital - Analyst

Okay. That’s all I got. Thank you.

James Debney - Smith & Wesson Holding Corporation - President & CEO

Thank you.

Operator

Cai von Rumohr of Cowen and Company.

Cai von Rumohr - Cowen and Company - Analyst

Yes, thank you so much for the follow-on. So the destocking, what percent were those three retailers of your total sporting channel sales?

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

Well, of our total sporting channels, since that includes Firearms, it would be a very small percentage. Since overall, Outdoor products was around 6% and this was a small percentage of outdoor products. So it would be a tiny percentage.

Cai von Rumohr - Cowen and Company - Analyst

Okay. Are you seeing any other signs of destocking anywhere?

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

No, and again, this was — we think was a unique situation. With respect to two of our retailers, again, this was in the Accessories Division. And we’re moving into the strongest retail period for all of our divisions with hunting and holiday shopping seasons.

And again to reemphasize, the outdoor sales at those retailers were up. So we believe this was a clearly a reduction of inventory exercise. And that’s it.

Cai von Rumohr - Cowen and Company - Analyst

Got it. And then you gave us some guidance in terms of the gross margin of the acquisitions. Can you give us some help in terms of what kind of G&A ratio they should have incrementally?

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

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SEPTEMBER 01, 2016 / 09:00PM GMT, SWHC - Q1 2017 Smith & Wesson Holding Corp Earnings Call

Well, we haven’t given that information. But again, as I’ve said before, if you look at — we gave the multiple, the EBITDA by multiple and trailing 12 months. These guys don’t have a lot of depreciation. So because they are in leased buildings. Haven’t done a lot of acquisitions. So there is not a lot of D&A. So their EBITDA multiples can be fairly close to their operating income. And I think with that, you can probably get some numbers.

Cai von Rumohr - Cowen and Company - Analyst

Terrific. Thank you very much.

James Debney - Smith & Wesson Holding Corporation - President & CEO

Thanks Cai.

Operator

Steve Dyer of Craig-Hallum Capital Group.

Steve Dyer - Craig-Hallum Capital Group - Analyst

Good afternoon. It sounds like a home run for you today. Just first on the revenue. On the revenue guidance. Obviously, Q2 guidance much higher than what would be normal seasonality. Q4 usually the highest quarter of the year so I was just curious what your thoughts are on the cadence and whether there is anything different or abnormal in the second half of the year that we should be taking into account?

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

No, our Q2 forecast is based, at this point, mostly on orders. And our year forecast is based on what we believe will happen in Q3 and Q4 on a normal business as usual and of course, historically, like quarter four is usually our biggest quarter. Now, as we add some of our acquisitions, those don’t always have the same cadence. In fact, they tend to be higher in Q2, and perhaps Q3, not necessarily in Q4.

So as we add products in the Outdoor segment, we would expect maybe the large increase in Q4 to not be as large, but in the Firearms business, in our — in terms of our analyzing and preparing for the guidance, we assumed historical norms.

Steve Dyer - Craig-Hallum Capital Group - Analyst

Okay, that’s helpful. Shifting over to Outdoor Products & Accessories segment, was just curious and hoping you can tell us about the current M&A environment? There is been a few publics that have been active so curious what the multiples out there and whether any activity has changed and what your expectations are going forward?

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

Well, I think the multiples out there are — they continue to be high, because that — because interest rates are low, which allows the TE firms if they are competing with companies like ours, it allows them to basically pay more. You can see our multiples on the last two transactions range from 6 to 11. Actually, on the last three transactions although the 11 that we paid, there was a lot of expense synergy there.

But in general, I think that the prices are roughly the same. They have been the last couple of years where you can take 8 times EBITDA as the median and it can go up if there is high-growth or it would be lower if there is other factors that could drive it down.

Steve Dyer - Craig-Hallum Capital Group - Analyst

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SEPTEMBER 01, 2016 / 09:00PM GMT, SWHC - Q1 2017 Smith & Wesson Holding Corp Earnings Call

And given the name change of that segment, it now includes Outdoor Products, have you changed your strategy at all in terms of your potential end markets there or not?

Jeff Buchanan - Smith & Wesson Holding Corporation - CFO

No, we have been talking about the shooting, hunting and rugged outdoor segment now since January, where we rolled this strategy out at an Analyst Meeting and SHOT Show. And so this is really just as a result of the acquisition, this was just like making official what we had talked about as a strategy.

Steve Dyer - Craig-Hallum Capital Group - Analyst

Okay, thanks for the color and congrats on the good results.

James Debney - Smith & Wesson Holding Corporation - President & CEO

Thanks, Steve.

Operator

Thank you. I’m showing no further questions at this time. I would like to turn the call back over to Mr. James Dabney, President and Chief Executive Officer, for closing remarks.

James Debney - Smith & Wesson Holding Corporation - President & CEO

Thank you, operator. I want to thank everyone on the Smith & Wesson team for delivering another excellent quarter. I also want to welcome our new employees from Crimson Trace and Taylor Brands. For information, we will be attending two upcoming conferences in New York City, the CL King conference on Tuesday, September 13, and the Credit Suisse Conference on Wednesday, September 14. We hope to see some of you there. Thank you again, everyone, for joining us on today’s call. We look forward to speaking with you next quarter.

Operator

Ladies and gentlemen, and thank you for your participation in today’s conference. This concludes the program and you may now disconnect. Everyone, have a great day.

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